Exhibit 10.1

Waiver and seventh AMENDMENT to

THIRD AMENDED AND RESTATED Loan and security agreement

THIS Seventh AMENDMENT To THIRD AMENDED AND RESTATED Loan and Security Agreement (this “Amendment”) is entered into February 15, 2012, by and between SILICON VALLEY BANK (“Bank”) and CROSSROADS SYSTEMS (TEXAS), INC., a Texas corporation (“Borrower”).

Recitals

A.    Bank and Borrower have entered into that certain Third Amended and Restated Loan and Security Agreement dated as of December 31, 2007, as amended by (i) that certain First Amendment to Third Amended and Restated Loan and Security Agreement dated February 11, 2008, (ii) that certain Second Amendment to Third Amended and Restated Loan and Security Agreement dated effective as of January 8, 2009, (iii) that certain Third Amendment to Third Amended and Restated Loan and Security Agreement dated effective as of July 29, 2009, (iv) that certain Fourth Amendment to Third Amended and Restated Loan and Security Agreement dated effective as of January 14, 2010, (v) that certain Fifth Amendment to Third Amended and Restated Loan and Security Agreement dated effective as of December 29, 2010, and (vi) that certain Sixth Amendment to Third Amended and Restated Loan and Security Agreement (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.    Borrower is currently in default of the Loan Agreement because of Borrower’s failure to satisfy the Tangible Net Worth financial covenant set forth in Section 6.7(ii) of the Loan Agreement for the month ending November 30, 2011 (the “Existing Default”).

D.    Borrower has requested that Bank (i) waive the Existing Default, and (ii) modify the financial covenants set forth in Sections 6.7(ii) of the Loan Agreement, and (iii) make certain other amendments as more particularly set forth herein.

E.    Although Bank is under no obligation to do so, Bank is willing to (i) so waive the Existing Default, and (ii) make the amendments as more particularly set forth herein, so long as Borrowers comply with the terms, covenants and conditions set forth in this Amendment in a timely manner.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                  Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.                  Waiver. Subject to Section 7 below, Bank hereby waives the Existing Default. Except as provided in the above described default, Bank’s agreement to waive the Existing Default (1) in no way shall be deemed an agreement by the Bank to waive Borrower’s compliance with the above-described covenant as of all other dates, (2) shall not limit or impair Bank’s right to demand strict performance of the above-described covenant as of all other dates, and (3) shall not limit or impair Bank’s right to demand strict performance of all other covenants as of any date.

3.                  Amendments to Loan Agreement.

3.1           Interest Rate (Term Loan). Section 2.3(a)(ii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(ii) Term Loan Advances. Subject to Section 2.3(b), the principal amount of all Term Loan Advances outstanding under this Agreement shall accrue interest at a floating per annum rate equal to the sum of (a) two and one half of one percent (2.50%), plus (b) the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below; provided, however, that in the event that Borrower satisfies the financial covenants set forth in Section 6.7 at all times (i) through and including July 31, 2012, the margin set forth in subpart (a) of this Section 2.3(a)(ii) will decrease to two and one quarter of one percent (2.25%), and (ii) through and including July 31, 2013, the margin set forth in subpart (a) of this Section 2.3(a)(ii) will decrease to two percent (2.0%).

3.2          Financial Covenants (Tangible Net Worth). Sections 6.7(ii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(ii) Minimum Tangible Net Worth. Maintain a Tangible Net Worth of at least: (a) the sum of (i) $4,500,000, plus (ii) the Monthly Adjustment, plus (iii) the aggregate amount of all prior Monthly Adjustments, as tested for the months November 2011, December 2011 and January 2012, (b) the sum of (i) $3,500,000, plus (ii) the Monthly Adjustment, plus (iii) the aggregate amount of all prior Monthly Adjustments, as tested for the months February 2012, March 2012 and April 2012, and (c) the sum of (i) $2,000,000, plus (ii) the Monthly Adjustment, plus (iii) the aggregate amount of all prior Monthly Adjustments, as tested for the month August 2012 and each month thereafter.

3.3           Compliance Certificate. The form of Compliance Certificate attached to the Loan Agreement as Exhibit D is hereby deleted and replaced with the form of Compliance Certificate attached hereto as Annex 1.

4.                  Representations and Warranties. To induce Bank to enter into this Amendment, each Borrower hereby represents and warrants to Bank as follows:

4.1           Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default other than the Existing Default, has occurred and is continuing;

4.2            Each Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3            The organizational documents of each Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4            The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5            The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6            The execution and delivery by Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7            This Amendment has been duly executed and delivered by each Borrower and is the binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.                  Release by Each Borrower.

5.1            FOR GOOD AND VALUABLE CONSIDERATION, each Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

5.2            By entering into this release, each Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Each Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

5.3            This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Each Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

5.4            Each Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a)            Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

(b)            Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c)             The terms of this Amendment are contractual and not a mere recital.

(d)             This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

(e)             Each Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Each Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

6.                   Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.                    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) the payment by Borrowers to Bank of a fully earned, non-refundable waiver and amendment fee of $1,000.

8.                   Binding Loan Agreement. This Amendment shall be binding upon, and shall inure to the benefit of, the parties’ respective representatives, successors and assigns.

9.                    No Defenses. Each Borrower by its execution of this Amendment, hereby declares that it has no set-offs, counterclaims, defenses or other causes of action against Bank arising out of the Credit Extension, the modification of the Credit Extension, any documents mentioned herein or otherwise; and, to the extent any such setoffs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by Borrower.

10.                  Further Assurances. The parties hereto shall execute such other documents as may be necessary or as may be required, in the opinion of counsel to Bank, to effect the transactions contemplated hereby and the liens and/or security interests of all other collateral instruments, as modified by this Amendment. Each Borrower also agrees to provide to Bank such other documents and instruments as Bank reasonably may request in connection with the modification effected hereby.

11.                  Enforceability. In the event the enforceability or validity of any portion of this Amendment, the Loan Agreement or any of the other Loan Documents is challenged or questioned, such provision shall be construed in accordance with, and shall be governed by, whichever applicable federal law or law of the State of California would uphold or would enforce such challenged or questioned provision.

12.                  Choice of Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT FEDERAL LAWS PREEMPT THE LAWS OF THE STATE OF TEXAS.

13.                   Future Amendments. This Amendment and the other Loan Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments, executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

THIS Amendment AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL LOAN AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREIN CONTAINED AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Remainder of Page Intentionally Left Blank;

Signature Page Follows

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		CROSSROADS SYSTEMS (TEXAS), INC.,
a Texas corporation

By:	/s/ Scott Downey	By:	/s/ Jennifer Crane
Name:	Scott Downey	Name:	Jennifer Crane
Title:	Relationship Manager	Title:	CFO